    As filed with the Securities and Exchange Commission on February 26, 1997


                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                HADCO CORPORATION
               (Exact name of issuer as specified in its charter)

         Massachusetts                                   04-2393279
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                  12A Manor Parkway, Salem, New Hampshire 03079
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                                HADCO CORPORATION
                  1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the plan)

                              --------------------

                            Stephen A. Hurwitz, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
               (Name and address of agent for service of process)

                                  617-248-7000
          (Telephone number, including area code, of agent for service)

================================================================================

                                      - 2 -

                                            CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                                Proposed Maximum        Amount of
   Title of Securities           Amount to         Proposed Maximum Offering        Aggregate          Registration
    to be Registered           be Registered            Price Per Share(1)       Offering Price(1)          Fee
    ----------------           -------------            ---------------          --------------          --------
Common Stock                  150,000 shares               $43.125                  $6,468,750          $1,960.23
(Par Value $.05)

===================================================================================================================

(1) The price of $43.125 per share, which is the average of the high and low prices reported on the Nasdaq National Market on February 24, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).


===================================================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-48288 on Form S-8 as filed with the Securities and Exchange Commission on June 1, 1992, relating to the Hadco Corporation 1991 Non-Employee Director Stock Option Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits
         --------

         Exhibit No.                    Description of Exhibit
         -----------                    ----------------------

             5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

            10.1 Form of Stock Option Agreement under Registrant's 1991 Non-Employee Director Stock Option Plan, as Amended and Restated.

            23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

            23.2       Consent of Arthur Andersen LLP

            24.1 Power of Attorney (contained on page 5 of this Registration Statement on Form S-8).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem and the State of New Hampshire, on this 11th day of February, 1997.

                                     HADCO CORPORATION



                                     By:    /s/ Andrew E. Lietz
                                            ----------------------------------
                                            Andrew E. Lietz
                                            Chief Executive Officer, President
                                            and Director


     EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints Horace H. Irvine II and Andrew E. Lietz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hadco Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                   CAPACITY                           DATE
      ---------                   --------                           ----

/s/ Horace H. Irvine II     Chairman of the Board              February 11, 1997
------------------------    and Director
    Horace H. Irvine II

/s/ Andrew E. Lietz         President, Chief Executive         February 11, 1997
------------------------    Officer and Director (Principal
    Andrew E. Lietz         Executive Officer)

/s/ Timothy P. Losik        Chief Financial Officer, Vice      February 11, 1997
------------------------    President and Treasurer (Principal
    Timothy P. Losik        Financial and Principal Accounting
                            Officer)

/s/ Lawrence Coolidge       Director                           February 11, 1997
------------------------
    Lawrence Coolidge

/s/ J. Stanley Hill         Director                           February 11, 1997
------------------------
    J. Stanley Hill

/s/ John O. Irvine          Director                           February 11, 1997
------------------------
    John O. Irvine

/s/ John E. Pomeroy         Director                           February 11, 1997
------------------------
    John E. Pomeroy

/s/ Mikael Salovaara        Director                           February 11, 1997
------------------------
    Mikael Salovaara

/s/ John F. Smith           Director                           February 11, 1997
------------------------
    John F. Smith

/s/ Patrick Sweeney         Director                           February 11, 1997
------------------------
    Patrick Sweeney

/s/ James C. Taylor         Director                           February 11, 1997
------------------------
    James C. Taylor

/s/ Oliver O. Ward          Director                           February 11, 1997
------------------------
    Oliver O. Ward

                                 Exhibit Index
                                 -------------

      Exhibit No.                 Description of Exhibits
      -----------                 -----------------------

           5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

          10.1 Form of Stock Option Agreement under Registrant's 1991 Non-Employee Director Stock Option Plan, as Amended and Restated.

          23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

          23.2       Consent of Arthur Andersen LLP

          24.1 Power of Attorney (contained on page 5 of this Registration Statement on Form S-8).